EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2013 relating to the financial statements and financial statement schedule, which appears in FactSet Research Systems Inc.’s Annual Report on Form 10-K for the year ended August 31, 2014.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

January 14, 2015